EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 09-10

XTO ENERGY ANNOUNCES 1Q EARNINGS AND RECORD PRODUCTION;

INCREASES PRODUCTION GROWTH TARGET TO 16%

FORT WORTH, TX (May 6, 2009) – XTO Energy Inc. (NYSE-XTO) today reported record first quarter 2009 production of 2.73 billion cubic feet equivalent (Bcfe) per day, up 29% from the first quarter 2008 level of 2.11 Bcfe per day, and up 3% sequentially from 2.64 Bcfe per day in the fourth quarter 2008. Total revenues for the first quarter were $2.16 billion, a 29% increase from $1.67 billion the prior year. Earnings for the quarter were $486 million, or $0.84 per share ($0.83 diluted), compared with first quarter 2008 earnings of $465 million, or $0.93 per share ($0.92 diluted). After adjusting for a $79 million ($51 million after tax) non-cash derivative fair value loss and a $9 million ($6 million after tax) gain on extinguishment of debt, adjusted earnings for first quarter 2009 were $531 million, or $0.92 per share ($0.91 diluted), compared to first quarter 2008 adjusted earnings of $456 million, or $0.91 per share ($0.90 diluted).1

Operating income for the quarter was $881 million, a 7% increase from first quarter 2008 operating income of $824 million. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments, was $1.49 billion, up 40% from 2008 first quarter comparable operating cash flow of $1.06 billion.1

First quarter daily gas production averaged 2.23 billion cubic feet (Bcf), up 30% from first quarter 2008 daily production of 1.71 Bcf. Daily oil production for the first quarter was 65.6 thousand barrels, a 27% increase from the first quarter 2008 level of 51.5 thousand barrels. During

(more)

XTO Energy Announces 1Q Earnings and Record Production; Increases Production

Growth Target to 16%

the quarter, natural gas liquids production was 18.3 thousand barrels per day, a 15% increase from the prior year quarter rate of 16.0 thousand barrels per day.

“Our quarterly results reflect strong old-fashioned performance for XTO Energy,” stated Bob R. Simpson, Chairman and Founder. “Our production volumes exceeded expectations, with sequential growth of 3%. The Company’s cash flow margins expanded above $6 per Mcfe, as cash costs decreased. We strengthened the balance sheet with debt reduction of about $1.9 billion. All told, our team is determined to fulfill on the promises of a leading growth company: deliver drill-bit growth, manage returns with commodity price hedging and cost control, and prepare to accelerate growth into rebounding economic conditions as the year plays out.”

“Our operations team provided another outstanding quarter of production results, even as we began to reduce activity across the board,” continued Keith A. Hutton, Chief Executive Officer. “The Eastern Region, our leading producing area at a net rate of over 900 MMcfe per day, grew 5% sequentially during the period, with the Freestone Trend leading the way. In the Barnett Shale, net production reached 594 MMcfe per day, up 7% from the previous quarter and 40% over the prior year. Our intense drilling in the Woodford and Fayetteville shales has now built gross daily operated production of 65 MMcf and 60 MMcf, respectively, quadruple year ago levels. With hedging positions and infrastructure in place, we expect those levels to reach 120 MMcf in the Fayetteville and 80 MMcf in the Woodford by year end. In the Haynesville Shale, XTO now has two wells producing with another four wells awaiting completion and a fourth drilling rig on its way. Finally, we completed XTO’s best well to date in the Bakken Shale, the Boucher 41, at a producing rate of 2,125 barrels of oil per day from the Three Forks Sanish reservoir. Given the success of these prolific regions and our strategic outlook for the year, we are increasing the Company’s growth target to 16%, while holding the capital budget at previously announced levels.”

(more)

XTO Energy Announces 1Q Earnings and Record Production; Increases Production

Growth Target to 16%

The average gas price for the first quarter decreased 6% to $7.24 per thousand cubic feet (Mcf) from $7.70 per Mcf in first quarter 2008. The first quarter average oil price was $104.59 per barrel, a 30% increase from last year’s first quarter average price of $80.74. Natural gas liquids prices averaged $23.84 per barrel for the quarter, 55% lower than the 2008 quarter average price of $52.98.

* * *

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s first quarter 2009 earnings and operational review conference call will be broadcast live via Internet webcast at 12:00 P.M. EDT (11:00 A.M. CDT) on Wednesday, May 6, 2009. The webcast can be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to drill-bit growth, cost control, growth acceleration, economic recovery, daily gross production levels in Fayetteville and Woodford shales by year end and production growth target are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third-parties and general market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

(tables follow)

XTO ENERGY INC.

Consolidated Income Statements (Unaudited)

(in millions, except production, per share and per unit data)	Three Months Ended March 31
	2009	2008
REVENUES

Gas and natural gas liquids	$1,491	$1,274
Oil and condensate	618	379
Gas gathering, processing and marketing	54	20
Other	(2)	—

Total Revenues	2,161	1,673

EXPENSES

Production	256	193
Taxes, transportation and other	161	154
Exploration (a)	34	18
Depreciation, depletion and amortization	699	383
Accretion of discount in asset retirement obligation	10	7
Gas gathering and processing	29	21
General and administrative (b)	97	89
Derivative fair value (gain) loss (c)	(6)	(16)

Total Expenses	1,280	849

OPERATING INCOME	881	824

OTHER EXPENSE

Interest expense, net (d)	126	91

INCOME BEFORE INCOME TAX	755	733

INCOME TAX EXPENSE

Current (e)	118	115
Deferred	151	153

Total Income Tax Expense	269	268

NET INCOME	$486	$465

EARNINGS PER COMMON SHARE (f)

Basic	$0.84	$0.93

Diluted	$0.83	$0.92

Average Daily Production

Gas (Mcf)	2,227,799	1,707,607
Natural Gas Liquids (Bbls)	18,303	15,974
Oil (Bbls)	65,629	51,540
Natural Gas Equivalents (Mcfe)	2,731,392	2,112,686

Average Sales Prices (g)

Gas (per Mcf)	$7.24	$7.70
Natural Gas Liquids (per Bbl)	$23.84	$52.98
Oil (per Bbl)	$104.59	$80.74
Natural Gas Equivalents (per Mcfe)	$8.58	$8.60

(continued)

XTO ENERGY INC.

Consolidated Statements of Cash Flows (Unaudited)

(in millions)	Three Months Ended March 31
	2009	2008
OPERATING ACTIVITIES

Net income	$486	$465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	699	383
Accretion of discount in asset retirement obligation	10	7
Non-cash incentive compensation	40	41
Dry hole expense	20	1
Deferred income tax	151	153
Non-cash derivative fair value (gain) loss	79	(14)
Gain on extinguishment of debt	(9)	—
Other non-cash items	(5)	4
Changes in operating assets and liabilities (1)	1,971	(83)

Cash Provided by Operating Activities	3,442	957

INVESTING ACTIVITIES

Proceeds from sale of property and equipment	2	—
Property acquisitions	(94)	(1,260)
Development costs, capitalized exploration costs and dry hole expense	(1,076)	(767)
Other property and asset additions	(209)	(151)

Cash Used by Investing Activities	(1,377)	(2,178)

FINANCING ACTIVITIES

Proceeds from long-term debt	2,115	2,762
Payments on long-term debt	(3,979)	(2,610)
Net proceeds from common stock offering	—	1,224
Dividends	(69)	(58)
Debt costs	—	(1)
Proceeds from exercise of stock options and warrants	1	13
Payments upon exercise of stock options	—	(62)
Excess tax benefit on exercise of stock options or vesting of stock awards	—	57
Other, primarily (decrease) increase in cash overdrafts	(149)	38

Cash (Used) Provided by Financing Activities	(2,081)	1,363

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(16)	142

Cash and Cash Equivalents, Beginning of Period	25	—

Cash and Cash Equivalents, End of Period	$9	$142

(1) Changes in Operating Assets and Liabilities
Accounts receivable	$258	$(213)
Other current assets	138	39
Other operating assets and liabilities	(20)	3
Current liabilities	(63)	88
Change in current assets from early settlement of hedges, net of amortization	1,658	—

	$1,971	$(83)

(continued)

XTO ENERGY INC.

Consolidated Balance Sheets

(in millions, except shares)	March 31, 2009	December 31, 2008
ASSETS	(Unaudited)

Current Assets:
Cash and cash equivalents	$9	$25
Accounts receivable, net	950	1,217
Derivative fair value	1,406	2,735
Current income tax receivable	—	57
Other	206	224

Total Current Assets	2,571	4,258

Property and Equipment, at cost - successful efforts method:
Proved properties	32,053	30,994
Unproved properties	3,878	3,907
Other	2,379	2,239

Total Property and Equipment	38,310	37,140
Accumulated depreciation, depletion and amortization	(6,536)	(5,859)

Net Property and Equipment	31,774	31,281

Other Assets:
Derivative fair value	991	1,023
Acquired gas gathering contracts, net of accumulated amortization	103	105
Goodwill	1,462	1,447
Other	155	140

Total Other Assets	2,711	2,715

TOTAL ASSETS	$37,056	$38,254

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$1,542	$1,912
Payable to royalty trusts	15	13
Derivative fair value	65	35
Deferred income tax payable	1,063	940
Current income tax payable	62	—
Other	35	30

Total Current Liabilities	2,782	2,930

Long-term Debt	10,085	11,959

Other Liabilities:
Derivative fair value	1	—
Deferred income taxes payable	5,349	5,200
Asset retirement obligation	734	735
Other	91	83

Total Other Liabilities	6,175	6,018

Commitments and Contingencies

Stockholders’ Equity:
Common stock ($.01 par value, 1,000,000,000 shares authorized, 585,325,725 and 585,094,847 shares issued)	6	6
Additional paid-in capital	8,356	8,315
Treasury stock, at cost (5,630,453 and 5,563,247 shares)	(148)	(147)
Retained earnings	7,002	6,588
Accumulated other comprehensive income (loss)	2,798	2,585

Total Stockholders’ Equity	18,014	17,347

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,056	$38,254

(continued)

XTO ENERGY INC. (continued)

(a)	Includes geological and geophysical costs, as well as dry hole costs of $20 million in the three-month 2009 period and $1 million in the three-month 2008 period.

(b)	Includes non-cash incentive award compensation of $40 million in the three-month 2009 period and $41 million in the three-month 2008 period.

(c)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial investments not providing effective hedges (in millions):

	Three Months Ended March 31
	2009	2008
Other non-hedge derivatives	$2	$(29)
Ineffective portion of hedge derivatives	(8)	13

Total derivative fair value (gain) loss	$(6)	$(16)

(d)	Net of capitalized interest of $13 million in the three-month 2009 period and $7 million in the three-month 2008 period. The three-month 2009 period also includes a $9 million gain on extinguishment of debt.

(e)	The current income tax provision exceeds cash tax expense by the benefit realized upon exercise of stock options or vesting of stock awards in excess of amounts expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was less than $1 million for the three-month 2009 period and $62 million for the three-month 2008 period.

(f)	The following reconciles earnings and shares used in the computation of basic and diluted earnings per common share (in millions, except per share data):

	Three Months Ended March 31
	2009			2008
	Earnings	Shares	Earnings per Share	Earnings	Shares	Earnings per Share
Total	$486	579.7		$465	498.5
Attributable to participating securities	(4)	(4.7)		(2)	(2.2)

Basic	$482	575.0	$0.84	$463	496.3	$0.93

Effect of dilutive securities:
Stock options	—	1.8		—	5.5
Warrants	—	1.0		—	1.6

Diluted	$482	577.8	$0.83	$463	503.4	$0.92

Effective January 1, 2009, we adopted the provisions of FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. As a result, we retrospectively adjusted the calculation of our 2008 earnings per share. The previously reported earnings per share for first quarter 2008 were $0.94 basic and $0.92 diluted.

(continued)

XTO ENERGY INC. (continued)

(g)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (c) above). These non-hedge and ineffective derivative gains and losses are primarily related to certain of our crude oil swap agreements that did not qualify for hedge accounting, and the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. Had realized non-hedge and ineffective gains and losses attributable to first quarter production been recorded as gas, natural gas liquids and oil revenue, the average gas, natural gas liquids and oil prices would have been:

	Three Months Ended March 31
	2009	2008
Gas (per Mcf)	$7.32	$7.72
Natural gas liquids (per Bbl)	23.84	52.96
Oil (per Bbl)	116.40	80.73

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•

Items excluded generally are items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share amounts)	Three Months Ended March 31
(Unaudited)	2009	2008
Net income	$486	$465
Adjustments, net of tax:
Non-cash derivative fair value (gain) loss	51	(9)
Gain on extinguishment of debt	(6)	—

Adjusted earnings	$531	$456

Adjusted earnings per common share:
Basic	$0.92	$0.91

Diluted	$0.91	$0.90

(continued)

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments. Because of these adjustments, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

•	Adjustment for the significant cash flow effects of earnings adjustments (see “Adjusted Earnings” above) so that operating cash flow is reported on a basis comparable to adjusted earnings.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow measure, to operating cash flow:

(in millions)	Three Months Ended March 31
(Unaudited)	2009	2008
Cash Provided by Operating Activities	$3,442	$957
Changes in operating assets and liabilities	(1,971)	83
Exploration expense, excluding dry hole expense	14	17

Operating Cash Flow	$1,485	$1,057

Cash Flow Margin

Cash flow margin, a non-GAAP financial measure, is defined as revenues less before-tax cash expenses, on a per Mcfe basis. Management uses cash flow margin to evaluate the Company’s performance versus the performance of other oil and gas producing companies and valuing potential producing property acquisitions.

###